Exhibit 99.1

Paylocity Announces Third Quarter Fiscal Year 2016 Financial Results

•                  Q3 2016 Total Revenue of $70.6 million, up 49% year-over-year

•                  Q3 2016 Recurring Revenue of $67.1 million, up 53% year-over-year

Arlington Heights, IL. — May 5, 2016 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the third quarter of fiscal year 2016, which ended March 31, 2016.

“We posted a strong quarter with revenue growth of 49%, driven by a combination of strong year-to-date sales performance combined with high penetration rates of our ACA Enhanced product in our existing client base,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “The production of annual W-2 forms, coupled with the added complexity of year-end ACA form filing, resulted in increased client touch points in the quarter, and I was pleased with our ability to help navigate clients through this new regulation.”

Third Quarter Fiscal Year 2016 Financial Highlights

Revenue:

•                  Total revenue was $70.6 million, an increase of 49% from the third quarter of fiscal year 2015.

•                  Total recurring revenue was $67.1 million, representing 95% of total revenue and an increase of 53% from the third quarter of fiscal year 2015.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $14.6 million compared to Adjusted EBITDA of $7.5 million in the third quarter of fiscal year 2015.

Operating Income:

•                  GAAP operating income was $6.2 million, compared to an operating income of $1.7 million in the third quarter of fiscal year 2015.

•                  Non-GAAP operating income was $11.4 million, compared to a non-GAAP operating income of $5.6 million in the third quarter of fiscal year 2015.

Net Income:

•                  GAAP net income was $6.2 million. This compares to a net income of $1.8 million for the third quarter of fiscal year 2015. Net income per share was $0.12 for the three months ended March 31, 2016 based on 53.4 million diluted weighted average common shares outstanding. Net income per share was $0.03 for the third quarter of fiscal year 2015 based on 52.2 million diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $11.3 million. This compares to non-GAAP net income of $5.6 million for the third quarter of fiscal year 2015. Non-GAAP net income per share was $0.21 for the three months ended March 31, 2016 based on 53.4 million diluted weighted average common shares outstanding. Non-GAAP net income per share was $0.11 for the third quarter of fiscal year 2015 based on 52.2 million diluted weighted average common shares outstanding.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $89.7 million at the end of the quarter.

•                  Cash flow from operations for the third quarter of fiscal year 2016 was $18.3 million compared to $9.4 million for the third quarter of fiscal year 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 5, 2016, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2016 as indicated below.

Fourth Quarter 2016:

•                  Total revenue is expected to be in the range of $57.0 million to $58.0 million.

•                  Adjusted EBITDA is expected to be in the range of $1.0 million to $2.0 million.

•                  Non-GAAP net loss is expected to be in the range of ($2.7) million to ($1.7) million, or ($0.05) to ($0.03) per share, based on approximately 51 million basic and diluted weighted average common shares outstanding.

Fiscal Year 2016:

•                  Total revenue is expected to be in the range of $227.9 million to $228.9 million.

•                  Adjusted EBITDA is expected to be in the range of $26.1 million to $27.1 million.

•                  Non-GAAP net income is expected to be in the range of $13.6 million to $14.6 million, or $0.25 to $0.27 per share, based on approximately 54 million diluted weighted average common shares outstanding.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 66330266. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products, such as ACA Enhanced, to its existing customers and new customers; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to manage its growth effectively; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry, including changes in ACA that could impact sales of the ACA Enhanced product; changes in the competitive environment in Paylocity’s industry and the market in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange

Commission (the “SEC”), including its 10-K filed with the SEC on August 14, 2015.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	March 31,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$81,258	$89,707
Accounts receivable, net	1,115	1,725
Prepaid expenses and other	4,416	7,059
Deferred income tax assets, net	775	387

Total current assets before funds held for clients	87,564	98,878
Funds held for clients	591,219	1,422,976

Total current assets	678,783	1,521,854
Long-term prepaid expenses	403	856
Capitalized internal-use software, net	7,357	10,181
Property and equipment, net	16,061	24,934
Intangible assets, net	11,941	10,799
Goodwill	6,003	6,003

Total assets	$720,548	$1,574,627

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable	$1,327	$851
Consideration related to acquisitions	511	—
Accrued expenses	16,430	24,964

Total current liabilities before client fund obligations	18,268	25,815
Client fund obligations	591,219	1,422,976

Total current liabilities	609,487	1,448,791
Deferred rent	2,607	4,643
Deferred income tax liabilities, net	874	599

Total liabilities	$612,968	$1,454,033
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2015 and March 31, 2016	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2015 and March 31, 2016; 50,703 shares issued and outstanding at June 30, 2015 and 50,984 shares issued and outstanding at March 31, 2016	51	51
Additional paid-in capital	155,672	167,125
Accumulated deficit	(48,143)	(46,582)
Total stockholders’ equity	$107,580	$120,594
Total liabilities and stockholders’ equity	$720,548	$1,574,627

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2015	2016	2015	2016
Revenues:
Recurring fees	$43,335	$66,279	$104,532	$160,374
Interest income on funds held for clients	601	803	1,354	1,946

Total recurring revenues	43,936	67,082	105,886	162,320
Implementation services and other	3,336	3,488	6,808	8,542
Total revenues	47,272	70,570	112,694	170,862
Cost of revenues:
Recurring revenues	12,606	18,576	34,616	47,858
Implementation services and other	6,676	8,633	18,164	23,646
Total cost of revenues	19,282	27,209	52,780	71,504
Gross profit	27,990	43,361	59,914	99,358
Operating expenses:
Sales and marketing	12,673	17,681	31,152	44,471
Research and development	5,053	6,759	14,351	18,987
General and administrative	8,559	12,720	24,068	34,410
Total operating expenses	26,285	37,160	69,571	97,868
Operating income (loss)	1,705	6,201	(9,657)	1,490
Other income (expense)	51	(83)	180	214
Income (loss) before income taxes	1,756	6,118	(9,477)	1,704
Income tax benefit (expense)	(4)	43	(66)	(143)
Net income (loss)	$1,752	$6,161	$(9,543)	$1,561
Net income (loss) per share:
Basic	$0.03	$0.12	$(0.19)	$0.03
Diluted	$0.03	$0.12	$(0.19)	$0.03
Weighted-average shares used in computing net income (loss) per share:
Basic	50,533	50,962	49,954	50,865
Diluted	52,203	53,424	49,954	53,431

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended March 31,		Nine months ended March 31,
	2015	2016	2015	2016
Cost of revenue - recurring	$442	$459	$1,256	$1,317
Cost of revenue - implementation services and other	360	303	1,039	905
Sales and marketing	922	1,205	2,716	3,360
Research and development	756	778	2,141	2,228
General and administrative	1,205	2,029	3,731	5,750
Total	$3,685	$4,774	$10,883	$13,560

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended March 31,
	2015	2016
Cash flows from operating activities:

Net income (loss)	$(9,543)	$1,561
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	10,672	13,212
Depreciation and amortization	6,245	9,875
Deferred income tax expense	59	113
Provision for doubtful accounts	89	90
Loss on disposal of equipment	45	301
Changes in operating assets and liabilities:
Accounts receivable	(403)	(700)
Prepaid expenses	(2,042)	(3,069)
Trade accounts payable	359	(606)
Accrued expenses	4,720	8,290
Net cash provided by (used in) operating activities	10,201	29,067

Cash flows from investing activities:
Capitalized internal-use software costs	(2,544)	(5,807)
Purchases of property and equipment	(6,331)	(11,746)
Payments for acquisitions	(2,985)	(483)
Net change in funds held for clients	(314,355)	(831,757)
Net cash provided by (used in) investing activities	(326,215)	(849,793)

Cash flows from financing activities:
Net change in client funds obligation	314,355	831,757
Proceeds from follow-on offering, net of cash paid for issuance costs	18,367	—
Payments on initial public offering costs	(75)	—
Proceeds from exercise of stock options	247	137
Proceeds from employee stock purchase plan	670	1,403
Taxes paid related to net share settlement of equity awards	(3,171)	(4,122)
Net cash provided by (used in) financing activities	330,393	829,175
Net Change in Cash and Cash Equivalents	14,379	8,449
Cash and Cash Equivalents—Beginning of Period	78,848	81,258
Cash and Cash Equivalents—End of Period	$93,227	$89,707
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowance received from landlords	$253	$1,888
Purchase of property and equipment and internal-use software, accrued but not paid	$701	$683
Supplemental disclosure of cash flow information
Cash paid for income taxes, net of refunds	$28	$20

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$27,990	$43,361	$59,914	$99,358
Amortization of capitalized internal-use software costs	643	1,504	1,921	3,869
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	802	762	2,295	2,222
Adjusted gross profit	$29,435	$45,627	$64,130	$105,449

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$43,936	$67,082	$105,886	$162,320
Cost of recurring revenues	12,606	18,576	34,616	47,858
Recurring gross profit	31,330	48,506	71,270	114,462
Amortization of capitalized internal-use software costs	643	1,504	1,921	3,869
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	442	459	1,256	1,317
Adjusted recurring gross profit	$32,415	$50,469	$74,447	$119,648

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$1,752	$6,161	$(9,543)	$1,561
Interest expense	—	—	—	—
Income tax expense (benefit)	4	(43)	66	143
Depreciation and amortization	2,085	3,720	6,245	9,875
EBITDA	3,841	9,838	(3,232)	11,579
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,685	4,774	10,883	13,560
Adjusted EBITDA	$7,526	$14,612	$7,651	$25,139

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Reconciliation from operating income (loss) to non-GAAP operating income:
Operating income (loss)	$1,705	$6,201	$(9,657)	$1,490
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,685	4,774	10,883	13,560
Amortization of acquired intangibles	190	381	570	1,142
Non-GAAP operating income	$5,580	$11,356	$1,796	$16,192

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Reconciliation from net income (loss) to non-GAAP net income:
Net income (loss)	$1,752	$6,161	$(9,543)	$1,561
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,685	4,774	10,883	13,560
Amortization of acquired intangibles	190	381	570	1,142
Non-GAAP net income	$5,627	$11,316	$1,910	$16,263

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Calculation of non-GAAP net income per share:
Non-GAAP net income	$5,627	$11,316	$1,910	$16,263
Pro forma weighted average number of shares of common stock	52,203	53,424	49,954	53,431
Non-GAAP net income per share	$0.11	$0.21	$0.04	$0.30

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$12,673	$17,681	$31,152	$44,471
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	922	1,205	2,716	3,360
Non-GAAP Sales and Marketing	$11,751	$16,476	$28,436	$41,111

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$5,053	$6,759	$14,351	$18,987
Capitalized internal-use software costs	965	2,032	2,544	5,807
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	756	778	2,141	2,228
Non-GAAP Total Research and Development	$5,262	$8,013	$14,754	$22,566

	Three months Ended March 31,		Nine months Ended March 31,
	2015	2016	2015	2016
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$8,559	$12,720	$24,068	$34,410
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,205	2,029	3,731	5,750
Amortization of acquired intangibles	190	381	570	1,142
Non-GAAP General and Administrative	$7,164	$10,310	$19,767	$27,518